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WorldPort Communications, Inc.                                      EXHIBIT 12.1


       Statement Re:  Computation of Ratio of Earnings to Fixed Charges
                                 (In millions)

                                                                    For the Year Ended
                                                                       December 31,
                                                      -----------------------------------------------

                                                       1996         1997          1998           1999
                                                       ----         ----          ----           ----
Fixed charges:

   Interest expense (including amortization of
   debt issuance costs)                                (24)        (193)      (24,570)       (52,075)
   Interest element of rent expense (1/3 rent)           -          (30)         (420)          (765)
                                                      -----      -------      --------      ---------
                                                       (24)        (223)      (24,990)       (52,840)
                                                      =====      =======      ========      =========
Earnings:
   Consolidated net loss                              (260)      (3,493)      (76,772)      (121,020)
      Add back:
      Minority interest                                  -            -          (903)        (1,845)
      Fixed charges excluding cap interest             (24)        (223)      (24,990)       (52,840)
                                                      -----      -------      --------      ---------
                                                      (236)      (3,270)      (52,685)       (70,025)
                                                      =====      =======      ========      =========

Coverage (Deficiency)                                 (260)      (3,493)      (77,675)      (122,865)
                                                      =====      =======      ========      =========
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